UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 4, 2010

AMERISAFE, INC.

(Exact Name of Registrant as Specified in Charter)

Texas	000-51520	75-2069407
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2301 Highway 190 West

DeRidder, Louisiana 70634

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (337) 463-9052

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 4, 2010, David O. Narigon submitted his resignation as Executive Vice President, Claims and Premium Audit of AMERISAFE, Inc. (the “Company”), stating that he wishes to pursue other business interests. His resignation is effective March 15, 2010. The Company does not currently plan to fill this position. The business operations reporting to Mr. Narigon will report to Geoffrey R. Banta, the Company’s Chief Operating Officer.

The Company intends to negotiate a separation agreement with Mr. Narigon that will provide for severance substantially on the terms of Mr. Narigon’s employment agreement with the Company. The terms of Mr. Narigon’s employment agreement are described in the Company’s definitive proxy statement for its 2009 annual meeting of shareholders, filed with the SEC on April 29, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERISAFE, INC.

	By:	/S/ TODD WALKER
Todd Walker, Executive Vice President, General Counsel and Secretary
Date: February 9, 2010